UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2010

PACIFIC CAPITAL BANCORP

(Exact name of registrant as specified in its charter)

California	0-11113	95-3673456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

20 East Carrillo Street, 2nd Floor Santa Barbara, California		93101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Registration Rights Agreement

On August 31, 2010, Pacific Capital Bancorp, a California corporation (the “Company”), entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with SB Acquisition Company LLC, a wholly-owned subsidiary of Ford Financial Fund, L.P. (the “Investor”), in connection with the closing of the transactions contemplated by that certain Investment Agreement dated as of April 29, 2010, among the Company, Pacific Capital Bank, National Association, a wholly-owned subsidiary of the Company (the “Bank”), and the Investor (the “Investment Agreement”). Pursuant to the Investment Agreement, the Investor became a controlling shareholder of the Company (See Items 3.02 and 5.01 of this Current Report on Form 8-K). Under the Registration Rights Agreement, at the Investor’s request, the Company will be required to use its reasonable best efforts to promptly file with, and cause to be declared effective by, the Securities and Exchange Commission (the “SEC”) up to four registration statements providing for the resale by the Investor of the shares of common stock, no par value, of the Company (“Common Stock”) and the shares of Common Stock issuable upon conversion of all shares of the newly created Series C Convertible Participating Voting Preferred Stock, no par value, having a liquidation amount of $1,000 per share, of the Company (“Series C Preferred Stock”) issued by the Company to the Investor in connection with closing of the transactions under the Investment Agreement. The Registration Rights Agreement also provides the Investor with customary piggyback registration rights. The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Indemnification Agreements

On August 31, 2010, the Company and the Bank entered into indemnification agreements (each, an “Indemnification Agreement”) with each of their respective directors and senior executive officers (each an “Indemnitee”). The Indemnification Agreements supersede any prior indemnification agreements in effect between each Indemnitee and the Company and/or the Bank, as applicable. The Indemnification Agreements provide the Indemnitees with, among other things, indemnification against liabilities relating to their services as directors and officers of the Company and/or the Bank and the advancement of expenses under certain circumstances, in each case to the fullest extent permitted by law. The Indemnification Agreements also require the Company and the Bank to take commercially reasonable efforts to purchase and maintain one or more policies of directors’ and officers’ liability insurance to cover liabilities asserted against, or incurred by, the Indemnitees. The foregoing summary of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full texts of the Company’s Indemnification Agreement and the Bank’s Indemnification Agreement, which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Modification of Consent Order

On September 2, 2010, the Office of the Comptroller of the Currency (“OCC”) issued a Modification of Existing Consent Order, pursuant to which the OCC terminated Article III of the Consent Order issued by the OCC on May 11, 2010. Article III of the Consent Order had required, among other things, that the Bank achieve and maintain total capital at least equal to 12% of risk-weighted assets and Tier 1 capital at least equal to 9% of adjusted total assets by September 8, 2010. Except as described herein, the Consent Order remains in full force and effect. Also on September 2, 2010, the Bank entered into an operating agreement with the OCC, pursuant to which, among other things, the Bank agreed to maintain total capital at least equal to 12% of risk-weighted assets and Tier 1 capital at least equal to 8% of adjusted total assets and to not pay any dividend or reduce its capital without the prior non-objection of the OCC and unless at least three years shall have elapsed since the effective date of the operating agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

On August 27, 2010, the board of directors of the Company (the “Company Board”) took action to terminate the Company’s Management Retention Plan (the “Management Retention Plan”). The terms of the Management

Retention Plan were previously disclosed in a Current Report on Form 8-K filed by the Company with the SEC on February 20, 2008. The Company did not incur any costs or penalties by terminating the Management Retention Plan.

Item 3.02.	Unregistered Sales of Equity Securities.

The Investment

On August 31, 2010, pursuant to, and in accordance with, the Investment Agreement, the Company completed the issuance and sale to the Investor of 225,000,000 shares of Common Stock and 455,000 shares of Series C Preferred Stock for aggregate consideration of $500 million in cash (the “Investment”). The terms of the Investment Agreement were previously described in a Current Report on Form 8-K filed by the Company with the SEC on May 4, 2010. The issuance and sale of the shares of Common Stock and the shares of Series C Preferred Stock are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act. The Company did not engage in general solicitation or advertising with regard to the issuance and sale of the shares of Common Stock or the shares of Series C Preferred Stock.

Each share of the Series C Preferred Stock will mandatorily convert into 5,000 shares of Common Stock (subject to certain anti-dilution adjustments) following shareholder approval of an amendment to the Company’s Articles of Incorporation (the “Articles of Incorporation”) to increase the number of authorized shares of Common Stock to permit the issuance of all of the Common Stock into which the Series C Preferred Stock is convertible (See Item 5.07 of this Current Report on Form 8-K). The terms of conversion of the Series C Preferred Stock into Common Stock are set forth in the Certificate of Determination of Series C Convertible Participating Voting Preferred Stock (the “Series C Certificate of Determination”), which was filed with the California Secretary of State as an amendment to the Articles of Incorporation on August 27, 2010.

This description of the terms of the Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Series C Certificate of Determination, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Exchange

On August 31, 2010, pursuant to, and in accordance with, the Exchange Agreement dated as of July 26, 2010 (the “Exchange Agreement”), by and between the Company and the United States Department of the Treasury (“Treasury”), the Company and Treasury exchanged all 180,634 shares of the Company’s Series B Fixed Rate Cumulative Perpetual Preferred Stock, having a liquidation amount of $1,000 per share (the “Series B Preferred Stock”), issued to Treasury pursuant to the TARP Capital Purchase Program, plus accrued but unpaid dividends on such shares of Series B Preferred Stock (which were approximately $14.4 million as of the date of the exchange), for 195,045 shares of the Company’s newly created Series D Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, having a liquidation amount of $1,000 per share (the “Series D Preferred Stock”). As part of the terms of the Exchange Agreement, the Company issued to Treasury that certain Amended and Restated Warrant dated August 31, 2010 (the “Amended and Restated Warrant”), which amends and restates that certain warrant dated November 21, 2008 and which entitles the holder thereof to purchase 1,512,003 shares of Common Stock until August 31, 2020 at the initial exercise price of $0.20 per share (which price is consistent with the conversion price applicable to the Series D Preferred Stock). The terms of the Exchange Agreement were previously described in a Current Report on Form 8-K filed by the Company with the SEC on July 27, 2010. The issuance and sale of the shares of Series D Preferred Stock and the Amended and Restated Warrant are exempt from registration under the Securities Act, pursuant to Section 4(2) of the Securities Act. The Company did not engage in general solicitation or advertising with regard to the issuance and sale of the shares of Series D Preferred Stock or the Amended and Restated Warrant.

Pursuant to the Certificate of Determination of Preferences of Series D Fixed Rate Cumulative Mandatorily Convertible Preferred Stock (the “Series D Certificate of Determination”), which was filed with the California Secretary of State as an amendment to the Articles of Incorporation on August 27, 2010, Treasury (and any subsequent holder of the shares of Series D Preferred Stock) will have the right, subject to certain conditions, to convert the shares of Series D Preferred Stock into shares of Common Stock at any time. In addition, the Company will have the right to compel a conversion of the shares of Series D Preferred Stock into shares of Common Stock at any time prior to April 26, 2011, subject to the satisfaction or waiver of certain closing conditions, including (i) the Company having received all required approvals of such conversion from the appropriate banking regulators, (ii) the Company’s shareholders having approved an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the issuance of shares of Common Stock upon conversion of all shares of Series D Preferred Stock and the issuance of shares of Common Stock upon exercise of the Amended and Restated Warrant, and that amendment having been filed with the California Secretary of State and being in full force and effect (See Item 5.07 of this Current Report on Form 8-K), and (iii) the Company having outstanding shares listed on the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Market or the NASDAQ Capital Market, both at the time of the issuance of the shares of Series D Preferred Stock and on the date of such conversion.

If converted by Treasury (or any subsequent holder of shares of Series D Preferred Stock) or the Company pursuant to either of the foregoing conversion rights, each share of Series D Preferred Stock will convert into a number of shares of Common Stock equal to a fraction, the numerator of which is $370 and the denominator of which is the initial conversion price of $0.20 per share. The initial conversion price will be subject to certain anti-dilution adjustments as set forth in the Series D Certificate of Determination.

Unless earlier converted by Treasury (or any subsequent holder of shares of Series D Preferred Stock) or the Company as described above, the shares of Series D Preferred Stock will automatically convert into shares of Common Stock on August 31, 2017. In any such mandatory conversion, each share of Series D Preferred Stock will convert into a number of shares of Common Stock equal to a fraction, the numerator of which is $1,000 and the denominator of which is the market price per share of the Common Stock at the time of such mandatory conversion (as such market price is determined pursuant to the terms of the Series D Preferred Stock).

This summary of the Series D Preferred Stock and the Amended and Restated Warrant does not purport to be complete and is qualified in its entirety by reference to the full texts of the Series D Certificate of Determination and the Amended and Restated Warrant, which are filed as Exhibits 3.2 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 3.02 above is incorporated by reference into this Item 3.03.

The Series C Preferred Stock and the Series D Preferred Stock are series of convertible preferred stock senior to the Common Stock with respect to rights on liquidation, winding-up, and dissolution. The Series D Preferred Stock is senior to the Common Stock with respect to dividend rights. The applicable terms and preferences attached to the Series C Preferred Stock are more fully described in Item 1.01 of the Company’s Current Report on Form 8-K, filed with the SEC on May 4, 2010. The applicable terms and preferences attached to the Series D Preferred Stock are more fully described in Item 1.01 of the Company’s Current Report on Form 8-K, filed with the SEC on July 27, 2010. This summary does not purport to be complete and is qualified in its entirety by reference to the full texts of the Series C Certificate of Determination and the Series D Certificate of Determination, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Items 1.01, 3.02 and 5.02 hereof is incorporated by reference into this Item 5.01.

On August 31, 2010, pursuant to the Investment Agreement, the Company issued and sold 225,000,000 shares of Common Stock and 455,000 shares of Series C Preferred Stock to the Investor for aggregate consideration of $500 million in cash. The 225,000,000 shares of Common Stock and the 455,000 shares of Series C Preferred Stock issued to and beneficially owned by the Investor together represent approximately 98.1% of the issued and outstanding voting power in the Company immediately following the closing of the Investment. The funding for this transaction came primarily from capital contributions to the Investor from the limited partners of the Investor.

Immediately following the completion of the Investment on August 31, 2010, the Investor controls more than 50% of the Company’s voting power and, as a result, the Company qualifies as a “controlled company” as defined in Rule 5615(c)(1) of The NASDAQ Stock Market, Inc. Marketplace Rules (the “Marketplace Rules”). Therefore, as of August 31, 2010, the Company is exempt from the requirements of Rule 5605(b)(1) of the Marketplace Rules with respect to the Company Board being comprised of a majority of “independent directors,” as defined by Rule 5605(a)(2) of the Marketplace Rules, and Rules 5605(d) and 5605(e) of the Marketplace Rules covering the independence of directors serving on the Compensation Committee and the Governance & Nominating Committee of the Company Board, respectively. The controlled company exemption does not extend to the audit committee requirements under Rule 5605(c) of the Marketplace Rules or the requirement for executive sessions of independent directors under Rule 5605(b)(2) of the Marketplace Rules.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Retirement, Resignation or Termination of an Officer

(c)	Appointment of an Officer

(d)	Election of a Director

On August 31, 2010, upon the closing of the Investment and as contemplated by the Investment Agreement, Gerald J. Ford, 66, was appointed Chairman of the Company Board and a member of the board of directors of the Bank (the “Bank Board”). Mr. Ford is the managing member of Ford Financial Fund, L.P., the parent company of the Investor. Mr. Ford is a banking and financial institutions entrepreneur who has been involved in numerous mergers and acquisitions of private and public sector financial institutions over the past 30 years. In that capacity, he acquired and consolidated 30 commercial banks from 1975 to 1993, forming First United Bank Group, Inc., a multi-bank holding company for which he functioned as Chairman of the Board and Chief Executive Officer until its sale in 1994. During this period, he also led investment consortiums that acquired numerous financial institutions, forming in succession, First Gibraltar Bank, FSB, First Madison Bank, FSB and First Nationwide Bank. Mr. Ford also served as Chairman of the Board of Directors and Chief Executive Officer of Golden State Bancorp Inc. and its subsidiary, California Federal Bank, FSB, from 1998 to 2002. Additionally, he served as the interim Chief Executive Officer of Hilltop Holdings Inc. from January 2010 to March 2010. He currently participates on numerous boards of directors, including Hilltop Holdings Inc. (Chairman), First Acceptance Corporation (Chairman), McMoRan Exploration Co., Freeport McMoRan Copper and Gold Inc., Scientific Games Corporation and Diart Financial Holdings LLC (formerly Triad Financial Holdings LLC) (Co-Chairman). Mr. Ford previously served as a director of Americredit Corp. and Triad Financial Corporation.

On August 31, 2010, upon the closing of the Investment and as contemplated by the Investment Agreement, Carl B. Webb, 60, was appointed a member of the Company Board and Chairman of the Bank Board and appointed Chief Executive Officer of the Company and the Bank. Mr. Webb is a Senior Principal of Ford Financial Fund, L.P., the parent company of the Investor. Mr. Webb was the interim President and Chief Executive Officer of Triad Financial Corporation from August 2005 until June 2007. Mr. Webb was the President and Chief Operating Officer and a Director of Golden State Bancorp Inc. and its subsidiary, California Federal Bank, FSB, from September 1994 until November 2002. Prior to his affiliation with California Federal Bank, FSB, Mr. Webb was the President and Chief Executive Officer of First Madison Bank, FSB (1993 to 1994) and First Gibraltar Bank, FSB (1988 to 1993), as well as President and a Director of First National Bank at Lubbock (1983 to 1988). Currently, Mr. Webb sits on the Boards of Directors of Diart Financial Holdings LLC (formerly Triad Financial Holdings LLC) (Co-Chairman), M & F Worldwide Corp. and AMB Property Corporation. He previously served as a director of Plum Creek Timber Company and Triad Financial Corporation. The Compensation Committee of the Company Board will evaluate the compensation to be paid to Mr. Webb. Accordingly, the Company will file an amendment to this Current Report on Form 8-K within four business days following the determination of the compensation payable to Mr. Webb.

On August 31, 2010, upon the closing of the Investment, George S. Leis, 51, changed his position from Chief Executive Officer to Chief Operating Officer of the Company and the Bank. Mr. Leis remains the President of the Company and the Bank and a member of the Company Board and the Bank Board. Mr. Leis joined the Company and the Bank in 2006, and during his tenure he has held the positions of Executive Vice President, Chief Information Officer, President, Chief Executive Officer and member of the board of directors, in each case holding such positions concurrently with the Company and the Bank. Prior to joining the Company, Mr. Leis was the Managing Director, U.S. Head, Products and National Practice Leader for Investments at Deutsche Bank Private Wealth Management. He also served as Senior Vice President & Director of Private Client Services Centers at Wells Fargo, and as Senior Vice President and Manager for Bank of America Private Bank. Mr. Leis’s compensation by the Company and the Bank remains unchanged and was previously disclosed in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 19, 2010.

(e)	Compensatory Arrangements

The information set forth in Items 1.01 and 1.02 above is incorporated by reference into this Item 5.02(e).

On August 27, 2010, the Company Board took action to amend the Company’s compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) (collectively, “Benefit Plans”) with respect to its senior executive officers and other employees of the Company or its affiliates subject to Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, or otherwise from time to time (“EESA”), as implemented by any guidance, rule or regulation thereunder, as the same shall be in effect from time to time (collectively, the “Compensation Regulations”) in order to comply with Section 111 of EESA and the Compensation Regulations. Each of the Company’s senior executive officers, together with certain of the Company’s other employees, have entered into a consent in the form attached hereto as Exhibit 10.4 and a waiver in the form attached hereto as Exhibit 10.5, pursuant to which they consented to the amendment of such benefit plans and waived any claims they may otherwise have against the Company or Treasury relating thereto.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)	Amendment of Articles of Incorporation

The information set forth in Item 3.02 above is incorporated by reference into this Item 5.03(a).

In connection with the issuance of the shares of Series C Preferred Stock and Series D Preferred Stock, on August 27, 2010, the Company filed the Series C Certificate of Determination and the Series D Certificate of Determination with the California Secretary of State for the purpose of establishing the preferences, limitations, voting powers and relative rights of the Series C Preferred Stock and the Series D Preferred Stock, respectively. The Series C Certificate of Determination and the Series D Certificate of Determination became effective with the California Secretary of State upon filing. This description of the terms of the Series C Certificate of Determination and the Series D Certificate of Determination does not purport to be complete and is qualified in its entirety by reference to the full texts of the Series C Certificate of Determination and the Series D Certificate of Determination, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 27, 2010, the Company Board approved an amendment of the Articles of Incorporation for the purpose of increasing the total number of authorized shares of Common Stock from 500,000,000 to 5,000,000,000 (the “Proposed Charter Amendment”). On August 31, 2010, the Investor, who holds approximately 82.6% of the outstanding shares of Common Stock and approximately 98.1% the outstanding voting power of the Company, executed a written consent approving the Proposed Charter Amendment, which consent was sufficient to constitute shareholder approval of the Proposed Charter Amendment under the Company’s Amended and Restated Bylaws and governing law. However, the California Corporations Code and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), require the Company to furnish the shareholders of the Company with an information statement in connection with this shareholder action. On or about September 3, 2010, the Company expects to deliver to the holders of record of the Company’s voting securities as of August 31, 2010 an information statement, dated September 1, 2010 (the “Information Statement”), which sets forth the terms of the Proposed Charter Amendment and other related information. The Proposed Charter Amendment will not be effective until twenty (20) calendar-days after the initial mailing of the Information Statement, or on or about September 23, 2010. The

Company will file the Proposed Charter Amendment with the California Secretary of State promptly following the expiration of such twenty (20) calendar-day period.

Item 8.01.	Other Events.

On September 1, 2010, the Company and the Bank issued a press release announcing the expiration and final results of the Company’s previously announced cash tender offers for any and all of its outstanding trust preferred securities and the Bank’s previously announced cash tender offers for any and all of its outstanding subordinated debt securities. The press release announcing the expiration and final results of the tender offers is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Determination of Series C Convertible Participating Voting Preferred Stock.

3.2	Certificate of Determination of Preferences of Series D Fixed Rate Cumulative Mandatorily Convertible Preferred Stock.

4.1	Amended and Restated Warrant dated August 31, 2010 to purchase shares of Common Stock.

10.1	Registration Rights Agreement dated August 31, 2010, by and between Pacific Capital Bancorp and SB Acquisition Company LLC.

10.2	Form of Indemnification Agreement by and between Pacific Capital Bancorp and its directors and certain officers.

10.3	Form of Indemnification Agreement by and between Pacific Capital Bank, N.A. and its directors and certain officers.

10.4	Form of Consent.

10.5	Form of Waiver.

99.1	Press Release dated September 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CAPITAL BANCORP
(Registrant)

September 2, 2010	By:	/s/ MARK K. OLSON
Mark K. Olson
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Determination of Series C Convertible Participating Voting Preferred Stock.

3.2	Certificate of Determination of Preferences of Series D Fixed Rate Cumulative Mandatorily Convertible Preferred Stock.

4.1	Amended and Restated Warrant dated August 31, 2010 to purchase shares of Common Stock.

10.1	Registration Rights Agreement dated August 31, 2010, by and between Pacific Capital Bancorp and SB Acquisition Company LLC.

10.2	Form of Indemnification Agreement by and between Pacific Capital Bancorp and its directors and certain officers.

10.3	Form of Indemnification Agreement by and between Pacific Capital Bank, N.A. and its directors and certain officers.

10.4	Form of Consent.

10.5	Form of Waiver.

99.1	Press Release dated September 1, 2010.